TOSCO FINANCING TRUST

                  Prospectus Supplement dated December 3, 1998
                     to the Prospectus dated March 26, 1997

     The Selling Holders selling Offered Securities pursuant to this Prospectus Supplement and certain information concerning the sale of the Offered Securities are as follows:

                                                            Number of Offered
Selling Holder                Offered Securities Owned     Securities to be Sold

Alexandra Global Investment
Fund 1, Ltd.                          20,000                   20,000

ABN-AMRO Incorporated                 65,000                   65,000

     The above-listed securities will be sold to purchasers by the Selling Holders. There are no special arrangements or agreements with any brokers/dealers regarding the sale of the Offered Securities. The Selling Holders do not have, and during the past three years have not had, any material relationship with Tosco Corporation or any of its affiliates.

             The Date of this Prospectus Supplement is December 3, 1998